UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: May 12, 2006

Commission file number 1-7436
HSBC USA INC.
(Exact name of registrant as specified in its charter)

Maryland	13-2764867
(State of incorporation)	(IRS Employer Identification Number)

452 Fifth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)
(212) 525-3735
Registrant’s telephone number, including area code
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Financial supplement pertaining to the financial results of HSBC Finance Corporation and HSBC USA Inc. for the three months ended March 31, 2006. The information included in the financial supplement with respect to HSBC Finance Corporation and HSBC USA Inc. on a combined basis is presented on an International Financial Reporting Standards (“IFRSs”) basis as applied by HSBC Holdings plc. Additional detail regarding significant accounting policies is available in the HSBC Holdings plc 2005 Annual Report. The information included in the financial supplement with respect to HSBC Finance Corporation is presented on a management basis and an IFRS management basis. As presented in this Form 8-K, IFRS basis is a non-GAAP financial measure that represents U.S. GAAP as adjusted in accordance with IFRSs. Management basis is a non-GAAP financial measure derived from U.S. GAAP reported results that eliminates, among other things, mortgage and private label receivable transfers from HSBC Finance Corporation to its affiliate, HSBC Bank USA, N.A., and related intercompany activities and assumes that securitized receivables have not been sold and remain on the HSBC Finance Corporation balance sheet. IFRS management basis is a non-GAAP financial measure that represents management basis as adjusted in accordance with IFRSs.
This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial statements of businesses acquired.
           Not applicable.
      (b) Pro forma financial information.
           Not applicable.
      (c) Exhibits.

No.	Exhibit

99	Financial supplement.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC USA INC.
(Registrant)

By:	/s/ Clive R. Bucknall

Clive R. Bucknall
Controller
Dated: May 12, 2006